Exhibit 10.4

AMENDMENT NO. 1 TO WARRANT AGREEMENT

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

THIS AMENDMENT TO THE WARRANT AGREEMENT (this “Amendment”) is made as of [●], 2024, by and between Blockchain Coinvestors Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (in such capacity, the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of November 9, 2021 (the “Warrant Agreement”), which governs the Warrants, including the Public Warrants (capitalized terms used herein, but not otherwise defined herein, shall have the meanings given to such terms in the Warrant Agreement);

WHEREAS, on April 9, 2024, the Company entered into that certain Business Combination Agreement (the “Business Combination Agreement”) by and among the Company, Linqto Inc., a Delaware corporation (“Linqto”) and BCSA Merger Sub I, Inc., a Delaware corporation;

WHEREAS, concurrently with the execution of the Business Combination Agreement, the Company and Sponsor entered into a sponsor support agreement, pursuant to which, among other things, the Sponsor has agreed to forfeit and transfer to the Company, for no consideration and without further right thereto, and consent to the termination and cancellation of, the Private Placement Warrants held by it, in connection with the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”);

WHEREAS, the Company and the Warrant Agent seek to amend the Warrant Agreement to provide that, in connection with the consummation of the transactions contemplated by the Business Combination Agreement, all of the issued and outstanding whole Public Warrants will automatically convert into the right to receive [●] newly issued common shares per whole Public Warrant and the Warrant Agreement will thereafter terminate with respect to such Public Warrants; and

WHEREAS, on [●], 2024, the Company held an extraordinary general meeting of the holders of the Public Warrants pursuant to which the Company obtained the required vote of the holders of the Public Warrants to approve this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

1. Amendment to Warrant Agreement. The Company and the Warrant Agent hereby amend the Warrant Agreement to add a new “Section 6.5” immediately following “Section 6.4” which shall read as follows:

6.5. Mandatory Redemption of Public Warrants. Pursuant to the Business Combination Agreement, dated April 9, 2024, by and among the Company, Linqto Inc., a Delaware corporation, and BCSA Merger Sub I Inc., a Delaware corporation (the “Business Combination Agreement”), the Company shall transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Act (as Revised) (the “Domestication”). Notwithstanding anything contained in this Agreement to the contrary, immediately prior to the Domestication, each whole Public Warrant issued and outstanding at such time shall, automatically and without any action by the Registered Holder thereof or the Company, be exchanged and deemed transferred by such Registered Holder to the Company, in consideration for the right to receive [●] newly issued shares of common stock, par value $0.00001 per share, of the Company immediately after the Domestication (such shares of common stock the “New Common Stock” and such consideration for each whole Public Warrant, the “Consideration”). The Company will issue and deliver to each Registered Holder the Consideration for such Registered Holder’s Public Warrants as soon as reasonably practicable following the completion of the Domestication as a book-entry position or certificate, as applicable, for the number of shares of New Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it on the register of members of the Company. Each fractional Public Warrant issued and outstanding at such time shall, automatically and without any action by the Registered Holder thereof or the Company, be cancelled for no consideration. Thereafter, each such Registered Holder shall cease to have any rights with respect to the Public Warrants other than the right to receive the Consideration and this Agreement shall be deemed terminated with respect to the Public Warrants. All shares of New Common Stock issued as Consideration pursuant to this Section 6.5 shall be validly issued, fully paid and nonassessable.

2. Miscellaneous.

2.1. Termination of Amendment. Each of the parties hereto agrees that this Amendment shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

2.2. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

2.3. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.4. Applicable Law. The validity, interpretation, and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The parties hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

2.5. Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

2.6. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof

2.7 Entire Agreement. The Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

BLOCKCHAIN COINVESTORS ACQUISITON CORP I.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

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